UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2010

GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	817-789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 19, 2010, Geos Communications, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement)” with Shoot It!, LLC, an Arizona limited liability company (“Shoot It!”), certain security holders of Shoot It!, and Shoot It! Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Shoot It!, LLC(“Merger Sub”).  Subject to the terms and conditions of the Merger Agreement, which was approved by the boards of directors and managers, respectively, of the Company, Merger Sub, and Shoot It!, Shoot It! was merged with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly-owned subsidiary of the Company.

On February 25, 2010, we filed a Current Report on Form 8-K to report the completion of the Merger. In response to Item 9.01 of Form 8-K, we stated that we would file the required financial information by amendment, as permitted by paragraph (a)(4) of Item 9.01 of Form 8-K. This Amendment No. 1 on Form 8-K/A is being filed to provide financial statements and pro forma financial information for the Merger as required by parts (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) are filed as Exhibit 99.1 to this amendment and incorporated herein by reference.

(b)  Pro forma financial information.

The pro forma financial information required by Item 9.01(b) is filed as Exhibit 99.2 to this amendment and is incorporated herein by reference.

Exhibits

23.1	Consent of BDO Seidman, LLP.

99.1
Audited Balance Sheet of Shoot It!, LLC, Incorporated as of December 31, 2009, and the related Statement of Operations, Members Equity, and Cash Flows for the period from inception (April 15, 2009) through December 31, 2009, and the notes thereto.

99.2
The Unaudited Pro Forma Condensed Combined Balance Sheet of Geos Communications, Inc. as  of December 31, 2009, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2009 and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	May 17, 2010
By:		/s/ Richard Roberson
Name		Richard Roberson
Title:		Chief Financial Officer